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                                                                    EXHIBIT 8.02

                 [Wilson Sonsoni Goodrich & Rosati Letterhead]


                                 April 15, 1999




Seagate Technology, Inc.
Seagate Software, Inc.
920 Disc Drive
Scotts Valley, California 95066-4544

     RE:  COMBINATION OF SEAGATE SOFTWARE NETWORK & STORAGE
          MANAGEMENT GROUP WITH VERITAS SOFTWARE CORPORATION

Ladies and Gentlemen:

     We have acted as counsel to Seagate Technology, Inc. and Seagate Software, Inc. (collectively "Seagate") in connection with the combination of Seagate Software Network & Storage Management Group with VERITAS Software Corporation pursuant to which Seagate Software, Inc. will contribute its Network & Storage Management Group business to a newly-formed corporation ("New VERITAS") and VERITAS Software Corporation will become a subsidiary of New VERITAS (the "NSMG Combination"). The NSMG Combination and certain proposed transactions incident thereto are described in the Joint Proxy Statement/Prospectus/Management Information Circular filed pursuant to Schedule 14A (the "Proxy Statement") which contains a prospectus and joint proxy statement. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement.

     In connection with this opinion, we have examined and are familiar with the NSMG Combination Agreement, the Proxy Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the NSMG Combination will be consummated in the manner contemplated by the Proxy Statement and in accordance with the provisions of the NSMG Combination Agreement and (ii) the truth and accuracy of the representations, warranties made by Seagate Technology, Inc., Seagate Software, Inc., VERITAS Software Corporation and New VERITAS in the NSMG Combination Agreement.

     Based upon and subject to the foregoing, the discussion contained in the Proxy Statement under the caption "Material United States federal income tax considerations of the NSMG combination - Tax implications for Seagate Software stockholders and Seagate Software option
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Seagate Technology, Inc.
Seagate Software, Inc.
April 15, 1999
Page 2

holders who elect to receive New VERITAS options," subject to the assumptions, limitations and qualifications described under the caption "Material United States federal income tax considerations of the NSMG combination," constitutes our opinion as to the material United States federal income tax consequences of the NSMG Combination to stockholders and option holders of Seagate Software.

     This opinion is furnished to you solely for use in connection with the Proxy Statement. We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement. We also consent to the reference to our firm name wherever appearing in the Proxy Statement with respect to the opinion and discussion of the material United States federal income tax considerations of the NSMG Combination, including the prospectus, joint proxy statement, and management information circular constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Proxy Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              /s/ WILSON SONSINI GOODRICH & ROSATI
                              ---------------------------------------
                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation